CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the "Registration Statement") of our reports dated December 17, 2010, relating to the financial statements and financial highlights which appear in the October 31, 2010 Annual Report to Shareholders of T. Rowe Price Institutional Africa and Middle East Fund, T. Rowe Price Institutional Concentrated International Equity Fund, T. Rowe Price Institutional Emerging Markets Equity Fund, T. Rowe Price Institutional Global Equity Fund, T. Rowe Price Institutional Global Large-Cap Equity Fund, T. Rowe Price Institutional International Core Equity Fund, and T. Rowe Price Institutional International Growth Equity Fund (comprising T. Rowe Price Institutional International Funds, Inc.), which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Fund Service Providers" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

February 22, 2011